Exhibit 15.1

October 28, 2026

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

We are aware that our report dated October 28, 2026, on our review of the interim financial information of Microsoft Corporation and subsidiaries (“Microsoft”) appearing in Microsoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, is incorporated by reference in Registration Statement Nos. 333-109185, 333-118764, 333-52852, 333-132100, 333-161516, 333-75243, 333-185757, 333-221833, 333-292490, and 333-292496 on Form S-8 and Registration Statement No. 333-283760 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington